Exhibit 10.1

EXECUTION VERSION

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (“this Agreement”) is made effective as of August 26, 2026 (“Effective Date”), by and among LIBERTY MUTUAL INSURANCE COMPANY (“Liberty”), ZURICH AMERICAN INSURANCE COMPANY and FIDELITY and DEPOSIT COMPANY OF MARYLAND (collectively, “Zurich” and together with Liberty, individually and collectively “Sureties” and each a “Surety”); AMERICAN BRIDGE COMPANY (“ABC”), AMERICAN BRIDGE HOLDING COMPANY, AMERICAN BRIDGE MANUFACTURING COMPANY, AMERICAN DOCK & TRANSFER COMPANY, AMERICAN BRIDGE INTERNATIONAL CORPORATION, and AMERICAN BRIDGE CANADA COMPANY (collectively “ABC Group”); and SOUTHLAND HOLDINGS, LLC (“Southland,” together with ABC Group, individually and collectively “Indemnitors”). All capitalized terms will have the meanings set out in this paragraph, the recitals, and Section 1.

WHEREAS, Sureties have extended certain surety credit to ABC Group, in the form of payment, performance, and other Bonds issued by Sureties on behalf of ABC Group;

WHEREAS, in connection with and as a condition to the issuance of the Bonds to ABC Group, ABC Group entered into the Indemnity Agreements;

WHEREAS, in connection with and as a condition of Sureties’ consent to the purchase by Southland of the outstanding stock and equity interest in American Bridge Holding Company, Sureties, Southland, ABC Group, and others entered into that certain Surety Agreement, dated as of September 30, 2020 (as amended, the “Surety Agreement”);

WHEREAS, Sureties have incurred certain liabilities, losses, and expenses by reason of having executed or procured Bonds on behalf of ABC, including without limitation, loss with respect to that certain Order Granting Judgment to Clark/Lewis, a Joint Venture (“Clark Lewis”) dated January 15, 2026, entered into by the Superior Court in the case styled as American Bridge Company, Plaintiff, v. Clark/Lewis Joint Venture, et al, Defendants, Clark/Lewis Joint Venture, Third-Party Plaintiff, v. Washington State Convention Center, Third-Party Defendant, Clark/Lewis, a Joint Venture, Plaintiff, v. American Bridge Company, Zurich American Insurance Company, Fidelity and Deposit Company of Maryland, and Liberty Mutual Insurance Company, Defendants, Washington State Convention Center, Cross Claimant, v. American Bridge Company, Cross Defendant, Consolidated Case No. 22-2-19603-3SEA (the “Judgment”), which was assigned by Clark/Lewis to Sureties pursuant to that certain Full Assignment of Judgment dated July 14, 2026, and the Judgment is subject to indemnification by Indemnitors;

WHEREAS, Liberty has incurred loss in satisfying obligations in connection with the Judgment and other payments related to the Washington State Convention Center in an amount that is at least equal to Thirty Six Million Four Hundred Thirty Six Thousand Seven Hundred Fifty Three Dollars ($36,436,753) (the “Existing Liberty Loss”), for which Liberty is entitled to reimbursement from Indemnitors;

WHEREAS, Zurich has incurred loss in satisfying obligations in connection with the Judgment in (the “Existing Zurich Loss”), for which Zurich is entitled to reimbursement from Indemnitors; and

WHEREAS, Sureties and Indemnitors have resolved, compromised, and settled the terms of payment of the Existing Liberty Loss in its entirety and now wish to document the terms of such resolution and settlement in this Agreement.

NOW, THEREFORE, in consideration of the promises exchanged in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to the terms defined in the foregoing provisions of this Agreement, as used herein, the following terms have the following meanings:

“Bonded Contracts” means any contract or obligation the performance of which is guaranteed or covered either in whole or in part under a Bond.

“Bonds” means any surety bond, undertaking, recognizance, instrument of guarantee or other surety obligation issued by Sureties on behalf of any of ABC Group on or before the date of this Agreement, or issued by Sureties after the date of this Agreement pursuant to the requirements of any Bonded Contract or Bond entered into or issued on or before the date of this Agreement. For the avoidance of doubt, “Bonds” are limited to surety obligations related to the Bonded Contracts and do not include any bonds or related obligations related to Southland as the named principal.

“Existing Loss” means the amount totaling the Existing Liberty Loss and the Existing Zurich Loss.

“Indemnity Agreements” means: (i) the General Agreement of Indemnity dated October 15, 2009, executed by ABC Group for the benefit of Sureties, (ii) the Agreement of Indemnity dated March 21, 2006, executed by ABC Group for the benefit of Sureties, (iii) the General Agreement of Indemnity dated February 14, 2013, executed by ABC Group for the benefit of Sureties, and (iv) Deed of Indemnity dated April 11, 2006, executed by Continental Engineering Corp. in favor of Zurich, and all amendments, modifications, replacements, and restatements of any of the foregoing.

“Queensboro Litigation” means that case styled American Bridge Company, Plaintiff, v. The City of New York, Defendant, filed in the Supreme Court of the State of New York, County of New York on or about March 9, 2026 (Index No. 651423/2026).

2. Reaffirmation of Indemnity Obligations. Indemnitors hereby reaffirm and affirm their indemnification obligations under the Indemnity Agreements and agree to continue to be bound and abide by same. Southland hereby reaffirms and affirms its indemnification obligations under the Surety Agreement and agrees to continue to be bound and abide by same. Except as expressly stated and noted herein, nothing contained in this Agreement and done pursuant hereto will in any way impair, alter, or modify any and/or all of the rights and remedies of Sureties against (i) ABC Group under or in connection with the Indemnity Agreements, and (ii) Southland under or in connection with the Surety Agreement. This Agreement is not to be considered a novation or accord and satisfaction of the Indemnity Agreements or the Surety Agreement.

3. Settlement Payment. Liberty and Indemnitors acknowledge and agree that the total amount of loss incurred by Liberty is at least the Existing Liberty Loss. Zurich and Indemnitors acknowledge and agree that the total amount of loss incurred by Zurich is at least the Existing Zurich Loss. In exchange for the release and settlement set forth herein, and the other terms and conditions of this Agreement, Indemnitors shall pay Liberty Five Million Dollars ($5,000,000) (“the Settlement Payment”). Such Settlement Payment shall be (a) made in cash via ACH or wire transfer on or before September 30, 2026, with payment to be coordinated through Liberty’s counsel, and (b) in full satisfaction of the Existing Liberty Loss. Zurich shall have no rights in or to any portion of the Settlement Payment.

4. Release. Upon receipt of the Settlement Payment, Liberty shall release any and all Indemnitors from the remaining Existing Liberty Loss. For the avoidance of doubt, Indemnitors will not be released from any of their other indemnity obligations with respect to any additional loss that may be sustained or incurred by Sureties after the execution of this Agreement, including any additional loss that may be sustained or incurred by Sureties as the result of events or occurrences prior to the date of this Agreement.

5. Trust Funds; Equitable Subrogation. Indemnitors agree and expressly declare that all funds due or to become due under the Bonded Contracts (including, but not limited to, proceeds of affirmative claims, claims in the Queensboro Litigation, and insurance proceeds) are trust funds, whether in possession of any of Indemnitors or another, for the benefit and the payment of all persons to whom any of ABC Group incurs obligations in the performance of the Bonded Contracts, for which any of Sureties is or may be liable under the Bonds. If Sureties discharge any such obligations, with or without a claim asserted against Sureties under the Bonds, they will be entitled to assert the right of such person to the trust fund. All payments received for or on account of any Bonded Contract (including, but not limited to, any payments with respect to affirmative claims, claims in the Queensboro Litigation, and insurance claims) will be held in a trust fund to assure the payment of obligations incurred or to be incurred in the performance of any such Bonded Contract and for labor, materials, and services furnished in the prosecution of the performance required by any such Bonded Contract or any extension or modification thereof. All monies due and to become due under any Bonded Contract (including, but not limited to, proceeds of affirmative claims, claims in the Queensboro Litigation, and insurance proceeds) are also trust funds, whether in the possession of any of Indemnitors, or otherwise. Unless otherwise restricted or regulated by state or local laws, the trust funds can be commingled with other funds, but the trust fund nature and purpose as stated in this paragraph will not be modified nor waived by this commingling provision. Nothing in this Agreement will waive, abridge, or diminish any right which Sureties might have if this Agreement were not executed, including without limitation the right of equitable subrogation, which Indemnitors expressly recognize.

6. Default. The following events will be deemed a “default” under this Agreement should any of them occur prior to the last to occur of (i) payment of the Settlement Payment in full, (ii) satisfaction of all loss (exclusive of Existing Loss) subject to indemnification, and (iii) all exposure under the Bonds having been extinguished:

(a) Indemnitors fail to pay the Settlement Payment as required under Section 3;

(b) Indemnitors fail to pay any and all loss (exclusive of the Liberty Existing Loss, which is to be paid pursuant to this Agreement without demand of Sureties) in full upon demand by Sureties;

(c) The filing of a petition in bankruptcy by or against any of Indemnitors or the commencement of any proceedings in bankruptcy (provided Indemnitors, as applicable, will not be in default under this Agreement, if such Indemnitor obtains a dismissal of such involuntary petition no later than sixty (60) business days following its filing);

(d) The appointment of a receiver for any property of any of Indemnitors (provided Indemnitors, as applicable, will not be in default under this Agreement, if such Indemnitor obtains a dismissal of such receiver no later than thirty (30) business days following the appointment of the receiver);

(e) Any of Indemnitors materially breach any of the covenants, representations, and warranties set forth in this Agreement; or

(f) Indemnitors breach any of the terms of any other agreement with any of Sureties.

In the event of any default other than as set forth in subsection (a) above, Sureties will be entitled to recover from Indemnitors any and all loss (except the Liberty Existing Loss) and will be further entitled to exercise any and all remedies that may be available to them under the Indemnity Agreements, the Surety Agreement, this Agreement, under any contract, applicable law, or in equity.

7. Acknowledgement. Except as otherwise released hereby in Section 4 above, Indemnitors confirm and agree that they are responsible to Sureties for payment and satisfaction of all Existing Loss, including the Judgment.

8. Bankruptcy Provisions. Each of Indemnitors represents and warrants to Sureties that it does not intend to file any proceeding in bankruptcy or for reorganization, or a similar form of creditors composition, whether under state or federal law, or for readjustment of any of his, her, or its debts under the Bankruptcy Code (Title 11 of the U.S. Code). Notwithstanding the foregoing, in the event that any Indemnitor files for protection under the Bankruptcy Code, such Indemnitor agrees: (i) not to dispute any and all amounts asserted by Sureties before any Bankruptcy Court, to be owed to Sureties by Indemnitors, including, but not limited to, those monies which were incurred (x) in connection with the Judgment, (y) in the payment, resolution, and/or settlement of claims submitted under the Bonds, and (z) monies incurred by Sureties due to the retention of counsel and/or other consultants and/or professionals; and (ii) that, in the event any amounts paid to Liberty under this Agreement are determined by a court of competent jurisdiction to constitute a “preference,” within the meaning of Section 547 of the Bankruptcy Code, and by reason thereof, or any other reason, Liberty is required to disgorge said amount paid, then Liberty will be entitled to assert a claim in bankruptcy for any and all Existing Liberty Loss and any and all additional loss incurred by it, as further described in the foregoing item (i).

9. Notice. Any and all notices required or permitted to be given under this Agreement will be in writing and will be sent by (i) hand delivery, (ii) a nationally recognized overnight courier that provides proof of receipt and delivery, or (iii) United States Postal Service certified mail, postage prepaid, return receipt requested. Receipt of such notice will be deemed to have occurred as follows: (i) on the date of hand delivery if hand-delivered; (ii) on the date of delivery if delivered by a nationally recognized private express delivery service providing proof of receipt and delivery; or (iii) on the date of the United States Postal Service postmark if sent by certified mail. Rejection, refusal, or failure to claim delivery of any such notice, or the inability to deliver because of a changed address of which no notice was given, will be deemed to be receipt of the notice sent as of the date of the United States Postal Service postmark, or the date of attempted personal delivery or overnight courier delivery.

For purposes of this Agreement, the addresses where such notices must be sent, with copies where designated, are set forth in this Section 8. Should any address of a party change, such party will notify the other by providing written notice of such change pursuant to the notice provisions hereof.

If to Sureties:	Liberty Mutual Insurance Company National Accounts and Asia Pacific PO Box 34526 Seattle, WA 98124-1526
	Attn:	Michelle Killebrew, Regional Vice President

With a copy to:	Manier & Herod 1201 Demonbreun St., Suite 900 Nashville, Tennessee 37203
	Attn:	Sam H. Poteet, Jr. Mary Paty Lynn LeVan

If to Sureties:	Zurich American Insurance Company PO Box 968036 Schaumberg, IL 60196
	Attn:	Niel Franzese, AVP, Team Lead

With a copy to:	Christopher Ward, Esq. 9600 Dallas Parkway, Suite 600 Frisco, TX 75035

If to Indemnitors:	Southland Holdings, LLC 1100 Kubota Dr. Grapevine, TX 76051
	Attn:	Keith Bassano, CFO

With a copy to:	King & Spalding, LLP 1180 Peachtree St. NE, Suite 1600 Atlanta, GA 30309
	Attn:	Chad Werner, Esq. Thad Wilson, Esq.

10. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, INDEMNITORS HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. INDEMNITORS ACKNOWLEDGE THAT THEY HAVE BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION 10 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTY HAS RELIED, ARE RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT. SURETIES MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTIES TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

10. No Admission. Neither this Agreement, nor any part thereof, nor the entry into, nor the performance under, this Agreement by any party will constitute or be construed as a finding, admission or acknowledgment of any liability, fault or wrongdoing.

11. Amendment. Except as otherwise expressly set forth herein, this Agreement may be amended only in a writing signed by the party against whom any such Amendment is sought to be enforced.

12. Third Party Beneficiaries. There are no third-party beneficiaries to this Agreement, and only a party to this Agreement (or its successors and assigns) will have any cause of action pursuant to this Agreement.

13. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, illegal, or unenforceable by a court of competent jurisdiction, the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected thereby, and each such provision of this Agreement will be valid and enforceable to the fullest extent permitted by law. In the event that any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14. Miscellaneous. This Agreement has been negotiated at arms’ length by the parties, with each Party having had the opportunity to consult with legal counsel of its choice. Time is of the essence of this Agreement. This Agreement will be binding upon and to the benefit of the parties’ respective successors and assigns.

15. Applicable Law; Jurisdiction. The terms and conditions of this Agreement will be construed under the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction). Any suit, action or proceeding arising with respect to the validity, construction, enforcement, or interpretation of this Agreement, and all issues relating in any matter hereto, shall only be brought in the federal or state courts located in Dallas County, Texas. Each of the parties hereto hereby submits and consents to the jurisdiction of such courts for the purpose of any such suit, action or proceeding and hereby irrevocably waives (i) any objection which any of them may now or hereafter have to the laying of venue in such courts, and (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

16. Counterparts; Deliveries. This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including .pdf files, digital signatures), will be treated in all manner and respects and for all purposes as an original agreement or instrument and will be considered to have the same binding legal effect as if it were to the original signed version thereof delivered in person.

17. Entire Agreement. This Agreement constitutes the complete and total Agreement made among the parties hereto relating to the matters discussed herein, and each party represents to the other parties that it is not relying on any other agreements, representations, or statements, whether written or oral, concerning this Agreement, except as specifically stated herein. This Agreement supersedes any and all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, anything contained in any preliminary proposals, offers, or other communications.

18. Authority/Warranty of No Assignment. Each party to this Agreement represents and warrants it has the requisite power and authority to enter into this Agreement on behalf of each of them, respectively, and to fully perform the terms and provisions set forth herein. Each signatory to this agreement represents and warrants that he/she has authority to enter into this Agreement on behalf of the party for whom each person is signing. Each party to this Agreement further warrants and represents that prior to the execution of this Agreement it has not conveyed, transferred, pledged, hypothecated, or in any manner whatsoever assigned or encumbered or purported to assign or encumber in any manner any of the rights, demands, claims, suits, actions or causes of actions herein released.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

SURETIES:

LIBERTY MUTUAL INSURANCE COMPANY

By:

Its:	Attorney in fact

ZURICH AMERICAN INSURANCE COMPANY FIDELITY AND DEPOSIT COMPANY OF MARYLAND

By:

Its:	Niel Franzese, AVP – Surety Team Lead

INDEMNITORS:

SOUTHLAND HOLDINGS, LLC

By:

Its:	Chief Executive Officer

AMERICAN BRIDGE HOLDING COMPANY

By:

Its:	Chief Executive Officer

AMERICAN BRIDGE COMPANY

By:

Its:	Chief Executive Officer

AMERICAN BRIDGE MANUFACTURING COMPANY

By:

Its:	Chief Executive Officer

AMERICAN DOCK & TRANSFER COMPANY

By:

Its:	Chief Executive Officer

AMERICAN BRIDGE INTERNATIONAL CORPORATION

By:

Its:	Chief Executive Officer

AMERICAN BRIDGE CANADA COMPANY

By:

Its:	Chief Executive Officer